                                            Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (No. 333-209669) on Form S-3 and (Nos. 333-196020, 333-208915, 333-217880, 333-231193, 333-265962, and 333-287227) on Forms S-8 of our reports dated March 30, 2026, with respect to the consolidated financial statements of TruBridge, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Atlanta, Georgia
March 30, 2026